Exhibit 10.9



                            1995 REPURCHASE AGREEMENT


    This 1995 Repurchase Agreement (the "Repurchase Agreement"), is among CASELLA WASTE SYSTEMS, INC., a Delaware corporation (the "Company"), BCI GROWTH III, L.P., a Delaware limited partnership ("BCI"), THE VERMONT VENTURE CAPITAL FUND, L.P., a Vermont limited partnership ("VVCF") and NORTH ATLANTIC VENTURE FUND, L.P., a Delaware limited partnership ("North Atlantic"). BCI, VVCF and North Atlantic are sometimes referred to herein separately as a "Warrantholder" and collectively as the "Warrantholders".


                                   Background
                                   ----------

    1. The Warrantholders own stock purchase warrants (the "1993 Warrants" and the "1994 Warrants") to purchase shares (the "1993 Warrant Shares" and the "1994 Warrant Shares") of Class A Common Stock, $.01 par value (the "Class A Common Stock"), of the Company. Collectively, the 1993 Warrants and the 1994 Warrants are sometimes hereinafter referred to as the "Warrants"; and the 1993 Warrant Shares and the 1994 Warrant Shares are sometimes hereinafter referred to as the "Warrant Shares."

    2. The Company and the Warrantholders desire to provide a mechanism for the sale of the Warrants or the Warrant Shares, as the case may be (the Warrants and the Warrant Shares being herein referred to collectively as the "Securities"), by the Warrantholders or any other holder thereof (the Warrantholders and any such holder being herein referred to individually as a "Holder" and collectively as the "Holders") to the Company.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

    Section 1. Put Option. In the event that a Qualified Offering has not occurred on or prior to December 31, 2000, each of the Holders shall have the option to tender all or any portion of the Securities held by such Holder to the Company (the "Put"), by delivering to the Company an instrument in writing (the "Put Notice") notifying the Company of such Holder's intention to tender to the Company all or a portion of such Securities. The Company shall immediately acknowledge receipt of the Put Notice by telex, telegram, telecopy or other similar electronic device, and confirm such notification by first class mail, and at such time shall notify all other Holders of its receipt thereof. The Put Notice shall specify the amount of Securities that the Holder proposes to tender to the Company (the "Put Securities"). If the Company


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receives additional Put Notices from other Holders within ten (10) days of the receipt of the initial Put Notice, the Company shall consummate all Puts subject thereto simultaneously.

    Section 2. Purchase Price for the Put Securities. The purchase price for Put Securities which are Warrant Shares shall be equal, for each Warrant Share, to the greater of (x) the Fair Market Value Per Warrant Share (as hereinafter defined) as of the date on which the Put Notice shall have been given, or (y) $1.50 per 1993 Warrant Share or $2.00 per 1994 Warrant Share (subject, in each case, to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (such amount in this clause (y) being referred to as the "1993 Liquidation Amount" or the "1994 Liquidation Amount," as the case may be, and the greater of the amounts in clause (x) or clause (y) being referred to as the "1993 Warrant Share Purchase Price" or the "1994 Warrant Share Purchase Price," as the case may be). The purchase price for Put Securities which are 1993 Warrants (the "1993 Warrant Purchase Price") shall be (for each Warrant Share for which such Warrant is then exercisable) an amount equal to the 1993 Warrant Share Purchase Price less the 1993 Liquidation Amount. The purchase price for Put Securities which are 1994 Warrants (the "1994 Warrant Purchase Price") shall be (for each Warrant Share for which such Warrant is then exercisable) an amount equal to the 1994 Warrant Share Purchase Price less the 1994 Liquidation Amount.

    For purposes of this Section, "Fair Market Value Per Warrant Share" means the fair market value of a share of Class A Common Stock (treating, for purposes of such determination, the Class B Common Stock as having equal per share voting rights as the Class A Common Stock). Such determination shall be made by a nationally known investment banking firm experienced in such valuations acceptable to the Company and the Holders of a majority of the Put Securities to be redeemed. If the Company and the Holders of a majority of the Put Securities to be redeemed are unable to agree on the selection of such an investment banking firm within thirty (30) days after the date of the Election Notice, then each of the Company, on the one hand, and the electing Holders, on the other hand, shall choose one investment banking firm so qualified, and such two firms shall select a third such firm so qualified. The investment banking firm so selected shall furnish the Company and the electing Holders with a written valuation (using one or more valuation methods that such firm, in its best professional judgment, determines to be most appropriate) within sixty (60) days of such selection, setting forth its determination of the Fair Market Value Per Warrant Share. When determining such fair market value, the investment banking firm shall consider, among other factors, book value, replacement value, earnings and the value of future cash flows of the Company as an on-going enterprise, shall consider both the sale of various combinations of the individual assets of the Company as well as a sale of the Company as a whole, choosing the manner of sale which maximizes the aggregate value of the assets being sold, and shall make no deduction, discount or other subtraction whatsoever for the possible

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minority status of any such holder or for the restrictions on transfer contained in Section 2 of the 1995 Stockholders Agreement to which the Holders are subject. The determination of the investment banking firm shall be final and binding on the Company and the electing Holders. The costs of the valuation shall be borne equally by the Company, on one hand, and the electing holders, on the other hand.

    Section 3. Payment for the Put Securities.

    (a) Within ten days after the determination of the Fair Market Value Per Warrant Share pursuant to Section 2 above, each Holder shall elect the "Interest Option" or the "Equity Option".

    (b) If the Holder elects the "Interest Option", the Put Securities shall be deemed to have been purchased in full on the date on which the first payment therefor is made (the "Put Closing Date"), and on such closing date all rights of the holder of such Put Securities as a stockholder or warrantholder of the Company shall cease, except the right to receive the purchase price of such Put Securities (together with any interest payable thereon) upon presentation and surrender of the certificate representing such Put Securities, and such Put Securities will not from and after such closing date, as the case may be, be deemed to be outstanding. If the Holder elects the Interest Option, the Initial Investment Amount (if any) for each of the Put Securities shall be paid in eight
(8) equal quarterly installments, commencing on the Put Closing Date, together with interest on the Initial Investment Amount at a rate equal to 15% per annum on the Initial Investment Amount. Any amount of the purchase price in excess of the Initial Investment Amount shall be paid not later than the date on which the final installment of the Initial Investment Amount is due, together with interest thereon at a rate equal to the prime rate announced from time to time by Citibank, N.A. plus two percent (2%) per annum. Such interest shall accrue from the date of the Put Notice (but not prior to December 31, 2000). For purposes hereof, the "Initial Investment Amount" for the 1993 Warrant Shares shall mean $1.50 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares); the "Initial Investment Amount" for the 1994 Warrant Shares shall mean $2.00 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares); and the "Initial Investment Amount" for the Warrants shall be zero. All payments on account of the aggregate purchase price for any Put Securities shall be deemed to be applied equally to all of the Put Securities to be redeemed and shall be deemed to be applied first to the payment of the interest on the Initial Investment Amount; second, to the Initial Investment Amount; third, to the interest due on the amount of the purchase price for the Put Securities in excess of the Initial Amount; and fourth, to the amount of the purchase price for the Put Securities in excess of the Initial Investment Amount. The Put Closing Date shall be the thirtieth (30th) day after determination of the purchase price pursuant to Section 2 hereof, as the case may be, at the Company's

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headquarters, or such other date and place as is mutually agreeable to the
Company and the tendering Holders.

    (c) If a Holder elects the "Equity Option", (i) the Company shall purchase, in eight equal quarterly installments commencing on the Put Closing Date, such number of the Put Securities as has an aggregate purchase price equal to the product of (X) the Initial Investment Amount (if any) times (Y) the aggregate number of Put Securities; and (ii) the Company shall purchase the remaining Put Securities (if any) no later than the date on which the final purchase of Put Securities pursuant to clause (i) above is due. The purchase price for all of the Put Securities pursuant to the Equity Option (whenever purchased) shall be equal to the amount set forth in Section 2 above. Notwithstanding the foregoing, at any time prior to the first to occur of (I) the purchase by the Company of all of the remaining Put Securities held by such Holder; or (II) the exercise by holders of the Put Securities of their remedies under Section 4.3 of the 1995 Stockholders Agreement among the Company and the stockholders of the Company dated as of December 22, 1995, any holder of Put Securities who has elected the Equity Option may revoke the Put Notice with respect to any Put Securities held by him then outstanding and may repurchase from the Company all Put Securities previously purchased from such holder by the Company. The price to be paid by the holder for such Put Securities shall be equal to the price paid by the Company to the holder for such Put Securities. The Company shall give at least ten days' notice to the holders of the Put Securities prior to repurchasing any Put Securities other than in accordance with clause (i) above. No interest shall be paid on the purchase price of any Put Securities if the Holder elects the Equity Option with respect thereto.

    Section 4. Redemption of Series C Shares held bv North Atlantic; VVCF. The Company agrees to repurchase an aggregate of 21,429 shares of Series C Preferred Stock held by North Atlantic and VVCF (in proportion to the number of shares of Series C Preferred Stock held by them) on each of January 31, 1997, July 31, 1997 and January 31, 1998, at a purchase price of $7.00 per share, upon delivery of the certificates therefor to the Company.

    Section 5. Limitation on Redemption Obligations.

    Notwithstanding anything in this Agreement to the contrary, if the funds of the Company legally available for redemption of the capital stock of the Company on any date are insufficient to redeem the number of shares of capital stock, and/or warrants exercisable therefor, then required under this Repurchase Agreement or under Section 7 or 8 of the Amended and Restated Certificate of Incorporation of the Company, to be redeemed or repurchased, those funds which are legally available will be used to redeem the maximum possible number of such shares of capital stock and/or warrants exercisable therefor ratably on the basis of the principal amount of the redemption or repurchase price which would then be payable if the funds of the

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Company legally available therefor had been sufficient to redeem all shares of capital stock and/or warrants exercisable therefor then required to be redeemed or repurchased. At any time thereafter when additional funds of the Company become legally available for the redemption of the capital stock of the Company, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of the shares and/or warrants which the Company was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence.

    Section 6. Notices. Except as otherwise expressly provided herein, any and all notices, consents or other communications provided for herein shall be given in writing by overnight courier service, registered or certified mail, postage prepaid, or by telex or telecopy transmission, addressed as follows:

    (a)  If to the Company:                  P.O. Box 866
                                             Rutland, VT  05702
                                             Attn:  Mr. John W. Casella
                                             Telecopier No.:  (802)775-6198

    (b)  If to the Warrantholders:

         BCI Growth III, L.P.:               Glenpointe Centre West
                                             Teaneck, NJ  07666
                                             Attn:    Mr. Donald P. Remey
                                             General Partner
                                             Telecopier No.:  (201)836-6368

         The Vermont Venture
         Capital Fund, L.P.:                 Corporate Plaza, Suite 600
                                             76 St. Paul Street
                                             Burlington, VT  05401
                                             Attn:    Mr. Gregory B. Peters
                                             Telecopier No.:  (802)658-5757

         North Atlantic Venture
         Fund:                               70 Center Street
                                             Portland, ME  04140
                                             Attn:  Mr. David M. Coit
                                             Telecopier No:  (207)772-3257

or to such other address or addresses as shall have been furnished in writing to the other parties hereto. All notices hereunder shall be effective on the date of transmission if transmitted by telex or telecopy, on the first day after delivery to an overnight national courier service if sent by such service and on the date of receipt if sent by mail.

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    Section 7. Parties in Interest. This Repurchase Agreement is designed to benefit the Holders, including any third parties acquiring Securities from the Holders. Accordingly, the Company specifically acknowledges that any third-part purchaser of the Securities is a beneficiary of this Repurchase Agreement and entitled to the same rights and privileges as the Warrantholders; provided, however, that such third party purchaser shall have acquired the Securities in a transaction in compliance with the provisions of the 1995 Registration Rights Agreement of even date and the Stockholders Agreement of even date, each among the Company, the Warrantholders and others.

    Section 8. Amendments, Etc. This Repurchase Agreement may be amended, modified or revoked in whole or in part, but only by a written instrument that specifically refers to this Repurchase Agreement and expressly states that it constitutes an amendment, modification or revocation hereof, as the case may be, and only if such written instrument has been signed by the Company and by Holders holding in the aggregate at least seventy-five percent (75%) of the aggregate number of 1993 Warrant Shares and 1994 Warrant Shares and shares issuable upon exercise of the Warrants; provided, however, that the Holders agree to vote to amend the provision of this Repurchase Agreement to conform with similar amendments that may be adopted from time to time to Section C.8(a) or (b) of Article FOURTH of the Company's Amended and Restated Certificate of Incorporation.

    Section 9. Severability. The provisions of this Repurchase Agreement shall be applied and interpreted in a manner consistent with each other so as to carry out the purposes and intent of the parties hereto, but if for any reason any provision hereof is determined to be unenforceable or invalid, such provision or such part thereof as may be unenforceable or invalid shall be deemed severed from this Repurchase Agreement and the remaining provisions carried out with the same force and effect as if the severed provision or part thereof had not been a part of this Repurchase Agreement.

    Section 10. Expenses. Any expenses incurred in connection with this Repurchase Agreement, including the enforcement hereof, and the procedure for selling or purchasing the Securities shall be borne by the Company.

    Section 11. LAW GOVERNING. THIS REPURCHASE AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

    Section 12. Termination of 1994 Repurchase Agreement and 1994 Pledge Agreement. VVCF, North Atlantic, BCI and the Company hereby agree that from and after the date hereof, the Amended and Restated Repurchase Agreement dated May 25, 1994 shall no longer apply or be effective and is terminated, and that the rights of VVCF, North Atlantic and BCI with respect to the sale of the 1993 Warrants,

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the 1993 Warrant Shares, the 1994 Warrants and the 1994 Warrant Shares to the
Company shall be solely as set forth in this Repurchase Agreement. In addition, VVCF, North Atlantic, BCI and the Company hereby agree that the Amended and Restated Pledge Agreement, dated as of May 25, 1994, is hereby terminated.

    IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Repurchase Agreement as of the ___ day of December, 1995.


                                           CASELLA WASTE SYSTEMS, INC.


                                           By:________________________________
                                               President



                                           BCI GROWTH III, L.P.


                                           By:  Teaneck Associates
                                                  Its General Partner


                                           By:________________________________
                                               Donald P. Remey
                                               General Partner Director



                                           THE VERMONT VENTURE
                                           CAPITAL FUND, L.P.

                                           By:  Vermont Venture Capital
                                                    Partners, L.P.
                                                  Its General Partner


                                           By:_______________________________
                                               Gregory B. Peters
                                               General Partner




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                                           NORTH ATLANTIC VENTURE FUND, L.P.

                                           By:  North Atlantic Capital
                                                    Partners, L.P.
                                                 Its General Partner


                                           By: /s/ Gregory B. Peters
                                               --------------------------------
                                               Gregory B. Peters
                                               General Partner



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